                                                                    EXHIBIT 10.1

                                FOURTH AMENDMENT

                                   TEAM, INC.

             AMENDED AND RESTATED 1987 RESTRICTED STOCK OPTION PLAN


         WHEREAS, the Board of Directors of Team, Inc. during a meeting held on December 14, 1995, adopted a resolution amending the Team, Inc. Amended and Restated 1987 Restricted Stock Option Plan ("Plan") to increase the limited exercise period of Options by Optionee as of September 1, 1996 upon termination of employment, or by such Optionee's legal representative after such Optionee's death;

         NOW, THEREFORE, by order of the Board of Directors the Amended and Restated 1987 Restricted Stock Option Plan has been amended to provide as follows as an un-numbered addition to the Plan:

                 That all participants in the Team, Inc. Amended and Restated 1987 Restricted Stock Option Plan who are employed by the Company as of September 1, 1996, shall, notwithstanding the provisions of the Option Agreement under which their options are granted, be entitled to exercise the options which are exercisable at the time of the termination of employment with the Company on the earlier date to occur of the expiration date of the option agreement or that date which is determined in accordance with the following schedule:


         LENGTH OF EMPLOYMENT                           EXPIRATION DATE OF
             WITH COMPANY                                     OPTION
             ------------                                     ------
              0 -  5 YEARS                                    3 MONTHS
              5 - 10 YEARS                                    6 MONTHS
             10 - 15 YEARS                                    1 YEAR
             OVER 15 YEARS                                    2 YEARS


                 That the personal representative of any person who is employed by the Company as of the date of such employee's death be permitted to exercise the total number of options covered by option agreements which are in effect as of the date or such employee's death on or before the first annual anniversary date of such employee's death.



EFFECTIVE as of December 14, 1995.